     As filed with the Securities and Exchange Commission on July 15, 1996
                                                      Registration No. 333-4185

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 STRATASYS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                       363658792
- -------------------------------                     ----------------------------
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                     Identification Number)

                               14950 Martin Drive
                       Eden Prairie, Minnesota 55344-2020
                                 (612) 937-3000
- --------------------------------------------------------------------------------
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                                 S. Scott Crump
                                    President
                                 Stratasys, Inc.
                               14950 Martin Drive
                       Eden Prairie, Minnesota 55344-2020
                                 (612) 937-3000
- --------------------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

                                Jack Becker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, New York 10158
                     Tel: (212) 687-3860 Fax: (212) 949-7052

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [ X ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                   Proposed               Proposed
Title of Each                                      Maximum                 Maximum
  Class of                   Amount                Offering                Aggregate           Amount of
Securities to                 to be                 Price                  Offering          Registration
be Registered              Registered             Per Share(1)             Price (1)              Fee
- -------------              ----------             ------------            ---------          ------------

Common Stock,              400,000 (2)            [$18.00] (3)           [$7,200,000]          [$2,482.76]
$.01 par value
- ----------------------------------------------------------------------------------------------------------
     Total Registration Fee....................................................................[$2,482.76]
- ----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Represents 400,000 shares of outstanding Common Stock held by certain Selling Stockholders.


(3) The closing bid price of the Common Stock of the Registrant on May 17, 1996, on the NASDAQ SmallCap Market was $18.00 per share.


                           --------------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS

                                 STRATASYS, INC.

                         400,000 Shares of Common Stock

        This Prospectus pertains to 400,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Stratasys, Inc., a Delaware corporation (the "Company"), that may be sold by the Selling Stockholders named herein (the "Selling Stockholders").


        The Shares offered hereby were issued to the Selling Stockholders upon the exercise of certain warrants issued by the Company (the "Warrants"). The Warrants were originally issued to Vertical Financial, Inc. ("Vertical") as partial consideration for consulting services rendered by Vertical. Vertical then sold or transferred Warrants to purchase 262,500 of the Shares to the other Selling Stockholders. See "SELLING STOCKHOLDERS." The Company will not directly receive any proceeds from the sale of the Shares by the Selling Stockholders, but the Selling Stockholders have agreed to apply such proceeds to pay certain obligations to the Company to the extent that such obligations are then outstanding. See "USE OF PROCEEDS." The registration of the Shares offered hereby is being effected in connection with registration rights granted by the Company pursuant to the terms of the Warrants. In accordance with the terms of such rights, the Company will bear the expenses of such registration, which are estimated at $20,000, except that the Selling Stockholders will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of their portion of the Shares and their respective legal expenses, and certain Selling Stockholders will bear one-half of the cost of registration up to $7,500.00.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Commencing on the effective date of this Prospectus, the Shares may be sold, from time to time, by the Selling Stockholders directly to purchasers or, alternatively, may be offered through agents, brokers, dealers or underwriters, who may receive compensation in the form of commissions or discounts from the Selling Stockholders or purchasers of the Shares. Sales of the Shares may be made on The Pacific Stock Exchange Incorporated (the "PSE"), on the Nasdaq National Market ("NASDAQ"), in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

        Any brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters under Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by them on the resale of such Shares may be deemed to be underwriting compensation under the Securities Act. The sale of the Shares by the Selling Stockholders is subject to the prospectus delivery and other requirements of the Securities Act. See "PLAN OF DISTRIBUTION."

                  The date of this Prospectus is July 15, 1996.

        THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of such reports and other information concerning the Company may be inspected and copied at the PSE, 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits thereto or incorporated therein by reference. The Registration Statement, including such exhibits, may be inspected without charge at the public reference facilities maintained by the Commission and at the Commission's regional offices at the addresses stated above. Copies of these documents may be obtained, at prescribed rates, by writing to the Commission's Public Reference Section at its office set forth above.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed with the Commission are incorporated into this Prospectus by reference:

                 (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                 (2) The Company's Definitive Proxy Statement dated April 19, 1996.

                 (3) The Company's Quarterly Report on form 10-QSB dated for the quarter ended March 31, 1996.

                 (4) The description of the Company's Common Stock contained in the Company's registration statement on Form 8A, dated October 20, 1994, under Section 12 of the Securities Exchange Act of 1934, as amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company furnishes its stockholders with annual reports which contain financial statements audited by its independent certified public accounts and such other interim reports containing unaudited financial information as it deems appropriate.

         The Company will provide without charge to each person who receives this Prospectus, upon written request, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be directed to the following address:

                                 STRATASYS, INC.
                               14950 Martin Drive
                       Eden Prairie, Minnesota 55344-2020
                         Attention: Director of Finance

                                   THE COMPANY

         The Company develops, manufactures and markets a family of rapid prototyping devices that enable engineers and designers to create physical models, tooling and prototypes out of plastic and other materials directly from a computer aided design ("CAD") workstation. In many industries, the models and prototypes required in product development are produced laboriously by hand-sculpting or machining, a traditional process that can take days or weeks. The Company's computerized modeling systems use its proprietary technology to make models and prototypes more directly from a designer's three-dimensional CAD in a matter of hours.

         The Company believes that its patented fused deposition modeling ("FDM(R)") technology and new Genisys(TM) technology are the only rapid prototyping systems commercially available that can produce parts from plastic without relying on lasers. This affords the Company a number of significant advantages over other commercially available three-dimensional rapid prototyping technologies, which primarily rely on lasers to create models. Such benefits include the ability to use the device in an office environment due to the absence of hazardous emissions, the need for relatively little set up of the system for a particular project, the availability of a variety of modeling materials and the lack of any need for costly replacement lasers and laser parts. The systems can also run virtually unattended, producing models while designers perform other tasks.

         The Company has been developing and improving its line of rapid prototyping products since its inception in 1989. Since that time, the Company has developed and sold the 3D Modeler, which was the Company's initial product, a smaller benchtop version of the 3D Modeler called the FDM(R)1500 Benchtop, introduced in June 1993, an improved benchtop modeler called the FDM(R)1600 Benchtop, introduced in November 1994, the Company's ProtoSlice operating software package, and in some cases, a CAD workstation manufactured by SGI. Although the Company has discontinued sales of the 3D Modeler, the FDM(R)1500 Benchtop, SGI workstations and, in early 1996, the FDM(R)1600 Benchtop system, it continues to support and provide modeling materials for these systems. In addition, the Company no longer sells ProtoSlice, although some of its current customers continue to use ProtoSlice.

         In March 1996, the Company introduced three new rapid prototyping machines for commercial sale. Genisys(TM) is a 3D desktop printer which uses rapid prototyping technology developed by International Business Machines Corporation ("IBM") and purchased by the Company in 1995. It is useful for the production of conceptual models employed in the early stages of the design cycle, as it enables a designer to produce concept iterations at his desk directly from a workstation in a simple push-button fashion. The FDM(R)1650 Benchtop, the latest in the Company's line of FDM(R) modelers, can produce functional prototypes at three times the speed of its predecessor, the FDM(R)1600 Benchtop, and can accommodate a variety of engineering modeling materials. The third new product, the Stratasys 8000, is a rapid prototyping device, which incorporates the medulla electronics and a portion of the front-end software technology of Genisys(TM) and the filament extrusion method of the Company's FDM(R) products. It is capable of building prototypes up to 24 inches in size at a through-put approximately 600% faster than the Company's FDM(R)1600 Benchtop system. Like the FDM(R)1650 Benchtop, the Stratasys 8000 can use several types of modeling materials to generate prototypes. Distribution of the FDM(R)1650 Benchtop and the Genisys(TM) machine began in March and June 1996, respectively, while shipment of the Stratasys 8000 is expected to begin in the fourth quarter of 1996.

         In 1994, the Company introduced its QuickSlice(R) operating software, which is currently used with the FDM(R) 1650 and Stratasys 8000 machines. The Genisys(TM) machine uses the Company's AutoGen(TM) software, which was introduced in 1996.


         The process involved in the development of a three-dimensional model using the 3D Modeler, the FDM(R) Benchtop systems, or the Stratasys 8000 begins with the creation of a conceptual geometric model on a CAD workstation. The model is then imported into the ProtoSlice or QuickSlice(R) software program, which mathematically slices the conceptual model into horizontal layers that are downloaded into the system. These rapid prototyping machines basically draw cross-sections of the model one layer at a time to create a three-dimensional "blueprint." A spool of thin thermoplastic modeling material feeds into a moving FDM(R) extruding head, which heats the material to a semi-liquid state. This semi-liquid material is then extruded and deposited in ultra-thin flat layers on a base in the modeling chamber. As the material is directed into place by the computer-controlled head, layer upon layer, the material solidifies, creating a precise and strong laminated model.

         The Genisys(TM) modeling process is similar. Genisys(TM) uses AutoGen(TM) software to slice the conceptual model created on a CAD workstation into horizontal layers that are downloaded into Genisys(TM). Genisys(TM) then uses wafers of modeling material, rather than spools of filament, to feed the extrusion head. The extrusion head heats these wafers and, using a precision hydraulic conical pump, deposits a continuous layer of plastic polymer beads (much like squeezing toothpaste from a tube) onto a flat surface (the "X-Y Stage") to create a three-dimensional model by building up layers. In comparison to the FDM(R) Benchtop systems, due to its size, Genisys(TM) allows the prototype to be created on a desktop, directly from a workstation, like a 3D printer.

         Currently, the Company has five modeling materials commercially available for model generation using its FDM(R) technology: a machinable wax, a tough polyamide plastic polymer that is similar to nylon, an investment casting wax, the hard polymer material ABS (named for its three initial monomers), which is used commercially to make products such as telephones, and a medical grade ABS (MABS), for medical applications. Each material has specific characteristics that make it appropriate for various applications. The ability to use different materials allows the user to match the material to the end use application of the prototype, whether it is a pattern for tooling or a concept model.

         Genisys(TM) uses only one type of modeling material, a plastic polymer, which is manufactured in the form of wafers. A total of 52 wafers are held in a cassette, which allows the wafers to be fed into the machine and rapidly extruded in layers.

         The Company has positioned its products to be used as devices that support CAD systems in a variety of manufacturing industries, including automotive, aerospace, consumer products, electronics and medical applications. They are also used in universities. Additional future applications may arise in conceptual design, casting, precision prototypes, consumer packaging, architectural design, rapid manufacturing of small-volume custom parts and fit, form and function testing, secondary tooling, and mold-making. NASA is using the FDM(R)1600 Benchtop system and plans to build spare parts in space, thereby reducing the inventory of parts in a space flight payload.

         The Company was incorporated in Delaware on August 8, 1989. The Company's executive offices are located at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020; Telephone number (612) 937-3000; facsimile number (612) 937-0070.

                                  RISK FACTORS

         The shares of Common Stock offered hereby are speculative and involve a high degree of risk. In addition to other information contained in or incorporated by reference into this Prospectus, the following risks should be considered carefully by each prospective purchaser before making an investment in the Company.

         Limited Operating History. The Company was incorporated in August 1989 and completed its initial public offering ("IPO") in October 1994. Since its incorporation, the Company has developed and sold systems including the 3D Modeler, its initial product, a smaller benchtop version of the 3D-Modeler called the FDM(R)1500 Benchtop, introduced in June 1993, an improved benchtop modeler called the FDM(R)1600 Benchtop, introduced in November 1994, and three new products, the Genisys(TM), the FDM(R)1650 Benchtop and the Stratasys 8000, introduced in March 1996. The Company faces the risks and problems associated with businesses in their early stages and has a limited operating history upon which an evaluation of its prospects can be made. Such prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a business in a new industry characterized by a number of market entrants and intense competition and in the shift from the development to commercialization of new products based on innovative technologies.

         Lack of and Limited Profitability. Although the Company had a net profit of $10,163 (including $135,573 of net interest income) for the quarter ended March 31, 1996, and an operating profit of $140,078 for its fiscal year ended December 31, 1995, it incurred an operating loss of $125,410 for the quarter ended March 31, 1996 and net losses of $1,133,769 and $1,047,106, for the fiscal years ended December 31, 1994 and 1993, respectively. The ability of the Company to generate revenues and to remain profitable depends on many factors, including future growth of its business, the ability of the Company to secure new customers and develop and sell new products, the ability of management to control costs and successfully implement the Company's business strategy and the ability of the Company to manufacture and deliver products in a timely manner. There can be no assurance that the Company will be successful in generating future revenues or in becoming or remaining profitable. In addition, the Company will continue to have a high level of operating expenses and to expend substantial amounts on research and development.

         In the future, the Company's operating results and profitability may depend on and fluctuate as a result of a number of factors including the degree of acceptance of its new technology and products by potential customers, increased competition, difficulties or delays in new product introduction or development, operating costs, economic conditions and the timing of orders from, and shipments to, major customers. The Company's operating results may vary in part due to the introduction of new products and enhancements and continuing research and development expenditures. Operating results may be adversely affected if revenues do not meet the Company's expectations in any given quarter.

         Uncertain Market for Company Products. While the Company believes that its current systems are and its future systems will be highly effective at developing high resolution, three-dimensional prototypes and models, the Company's FDM(R) rapid prototyping technology was first introduced in 1992, and its Genisys(TM) System was first introduced in early 1996. Therefore, the Company has had only a limited period to determine market acceptance of its products. See "RISK FACTORS - Limited Operating History." In addition, having begun in approximately 1990, the rapid prototyping industry is in the early stages of development. Successful development of a significant market for rapid prototyping equipment by the Company and market penetration of such a market will require education, training, and broad acceptance of the Company's current and future products by manufacturing engineers and designers. There can be no assurance that a significant market for the Company's products can be developed or sustained.

         Dependence on a Single Line of Business. Although the Company markets products that can be used in all stages of the design cycle, its line of products consists of closely interdependent products (modeling devices, software, and modeling filament or wafers) in a single field (rapid prototyping) based on proprietary and patented FDM(R) or Genisys(TM) technology. For the foreseeable future, the Company plans to continue to pursue this business strategy. The inability of the Company's products to be widely accepted in the rapid prototyping field could lead to reduced sales and increased expenditures on research and development for new applications in other fields. There can be no assurance that such efforts to diversify the Company's products into other fields would be successful. As a consequence, the prospects of the Company and the future value of an investment in the Common Stock will be dependent on the success of its products in the rapid prototyping field.

         Additional Working Capital Requirements. From the date of its formation through December 31, 1995, the Company incurred net losses of approximately $5,413,306. Even though the Company earned a profit for the year ended December 31, 1995 and for the quarter ended March 31, 1996, and as of December 31, 1995 had cash reserves of approximately $11,000,000, there can be no assurance that the Company will remain profitable or that it will not once again incur losses. If the Company does incur losses, it may need additional debt or equity financing to fund its operations or it may have to apply existing cash reserves to operations and defer its current marketing and research and development efforts. Any such deferral may have an adverse effect on the Company. There can be no assurance that the Company will be able to obtain additional financing, if needed, or on terms favorable to the Company, if available.

         Dependence on Proprietary Technology. Proprietary technology is important to the Company in the development and manufacture of its products. The Company seeks to protect its technology through a combination of patents, copyrights, trade secrets, proprietary know-how and confidentiality agreements. In June 1992, the Company's President, Scott Crump was issued a patent, which was subsequently assigned to the Company, covering 44 claims on its products, various aspects of FDM(R) technology and the associated modeling process. On August 24, 1994, Mr. Crump was issued a second patent covering additional aspects of the FDM(R) technology, that he also assigned to the Company. In connection with the purchase of assets from IBM in January 1995, the Company acquired three patents and seven patent applications by IBM relating to the Company's Genisys(TM) technology. There can be no assurance that these patents will not be circumvented or invalidated, that additional patents will be granted, that proprietary information will be maintained or that the Company will be able to maintain a meaningful technological advantage. The Company could incur substantial costs in seeking enforcement of its patent rights against infringement or the unauthorized use of its proprietary technology by others or in defending itself against similar claims of others. Insofar as the Company relies on trade secrets and proprietary know-how to maintain its competitive position, there can be no assurance that others may not independently develop similar or superior technologies or gain access to the Company's secrets or know-how. Prior to the Company's incorporation, a patent infringement study was conducted in 1988 to determine whether any other parties infringed or claimed rights to its technology. No such infringement or claims were found, and no further study has been conducted since 1988. There can be no assurance, however, that such claims of infringement will not be asserted. Defending against such claims could have the effect of depleting the Company's resources, and the Company's inability to defend successfully against any such claim could impair the Company's ability to manufacture its products.

         Need for Product Enhancement and Development. Although the market for rapid prototyping equipment has emerged only recently, the industry has made quick advances in technology. Accordingly, the Company's ability to compete in this market may depend, in large part, on its success in enhancing its existing product lines and in developing new products. In addition, the Company cannot determine how long a product will be on the market, and it may develop new technologies for products that could render its current products obsolete or could be sold at lower prices. Thus far, production of the Company's first three products, the 3D Modeler, the FDM(R)1500 Benchtop and the FDM(R)1600 Benchtop, has been discontinued, and those products have been replaced by the FDM(R)1650 Benchtop. In addition, the Company developed and has begun marketing Genisys(TM), which uses a different technology, and the Stratasys 8000, which uses a combination of the FDM(R) technology and the Genisys(TM) technology. Even though the introduction of each subsequent FDM(R) product to date has been accompanied by an increase in revenue, the introduction of these new, cost-effective products and any future cost-effective products could cause the Company's net income from sales to decline, notwithstanding an increase in sales volume. There can be no assurance that the Company will succeed in its efforts to develop additional new products or that any of its products will not be rendered obsolete or uneconomical by technological advances made by others or by the Company itself.

         Competition. The Company believes that there are currently no companies engaged in the commercial production of products using the FDM(R) process. However, various companies currently offer, or are developing, rapid prototyping devices which utilize alternative technologies. Some of these companies have significantly greater financial, product development, manufacturing and marketing resources than the Company. Rapid prototyping is an emerging field, and the market for rapid prototyping devices cannot now be determined with any degree of precision. In addition, traditional methods of producing models and prototypes, such as machining and hand-sculpting, continue to be widely used. No assurance can be given that the Company will be able to compete successfully against current and future sources of competition or that the competitive pressures faced by the Company will not adversely affect its profitability or financial performance.

         Dependence on Key Personnel. The development of new products and advancements of existing products are dependent to a significant extent on the abilities and efforts of the Company's President, Scott Crump, and a small number of other persons. The loss of any of these persons could adversely affect the timing or success of such development. On October 20, 1994, Scott Crump signed a three-year employment contract with the Company. Mr. Crump is covered by key-man insurance in the amount of $1,200,000, and the Company is the beneficiary of the policy. No other employee has entered into a written employment agreement with the Company. The success of the Company will also depend on, among other factors, the successful recruitment and retention of key personnel.

         No Dividends Anticipated. No cash dividends have been paid on shares of the Company's Common Stock since its inception, and none are contemplated in the foreseeable future. The Company intends to retain any earnings to fund its planned research, development, operations and marketing.

         No Assurance of Active or Continued Public Market. Although a public trading market for the Common Stock currently exists, there can be no assurance that such trading market will provide significant liquidity with regard to the Common Stock or that such market will be sustained.

         Use of Distinctive Materials and Ingredients; Inventory Obsolescence. The Company is dependent on the ability to purchase distinctive materials and ingredients for its rapid prototyping technology, particularly for the filaments and wafers used by the Company's systems. Certain Company vendors are chosen based upon the unique properties of the material that they supply and upon their ability to demonstrate through extensive testing and reformulations that such materials are the most suitable to both the Company's manufacturing processes as well as to FDM(R) compatibility. Other vendors supply off-the-shelf components that are specifically compounded according to Company specifications, such compounds being Company trade secrets. Although the Company historically has been able to purchase these materials from a number of vendors at prices favorable to the Company, there can be no assurance that the Company will be able to do so in the future. Furthermore, the loss of a vendor for vendor-specific formulations would require retesting and recertification of any new vendor. A shortage of these materials, the inability to obtain them from the Company's usual vendors or the need to purchase them at higher prices could have an adverse effect on the Company's operations and delay product deliveries.

         The Company maintains an inventory of components for its equipment in order to provide replacement parts. Although the Company believes that it will realize its investment in inventory and to date has not had any material loss of inventory as a result of obsolescence, no assurance can be given that demand for replacement parts will continue or that the component inventory will not become obsolete and, therefore, be of little or no value.

         Control by Management and Principal Stockholders. Presently, Scott Crump, Lisa Crump and Ralph Crump and the current officers and directors of the Company and their affiliates (collectively, the "Affiliates") beneficially own approximately 24% of the Company's issued and outstanding Common Stock. Consequently, the Affiliates will have the ability to influence the election of all the Company's directors and to direct the affairs of the Company.

         Adverse Effect of Public Sales of Additional Shares. As of the date of this Prospectus, 1,380,000 shares of Common Stock have been sold to the public by the Company pursuant to the registration statement filed in connection with the Company's IPO; 392,373 shares of Common Stock were sold publicly by a stockholder on January 17, 1996, under Rule 144(k) promulgated under the Securities Act; 1,277,121 shares of Common Stock have been or may be sold to the public in connection with the offering by selling stockholders pursuant to the Company's registration statement on Form SB-2, which became effective on January 25, 1996; and up to 400,000 shares of Common Stock may be sold to the public hereby. In addition, a maximum of 800,000 shares of Common Stock are covered by the Company's registration statement on Form S-8 (the "S-8 Registration Statement"). Options to purchase all 800,000 shares covered by the S-8 Registration Statement have been granted, 121,297 of which have been exercised. Of these 121,297 shares, 119,860 may be sold without restriction and 1,437 are subject to a lock-up agreement until October 20, 1996. Furthermore, the Board of Directors has authorized, and the Company's stockholders have approved, an increase in the number of shares that may be issued under the Company's 1994-2

Employee Stock Option Plan from 500,000 to 1,000,000. The Company intends to file a Registration Statement on Form S-8 to register the sale of those 500,000 additional shares. The Company has granted options to purchase an additional, 83,552 shares under the 1994-2 Employee Stock Option Plan, as amended, which will be covered by that registration statement. Of the balance of options to purchase 776,561 shares that have been granted, options to purchase 375,007, 122,989, 88,212, 80,316, 71,791, and 38,246 shares will become exercisable and may be sold without restriction upon such exercise in 1996, 1997, 1998, 1999, 2000, and 2001, respectively.

         In addition to the options described above, the Company has issued warrants to purchase 64,355 shares of Common Stock that are not presently exercisable and warrants to purchase 18,000 shares of Common Stock that are presently exercisable. The warrants to purchase 64,355 shares have one demand and certain piggyback registration rights and are exercisable between November 3, 1996 and November 3, 2001. Exercisable warrants to purchase 5,000 shares may be exercised until November 11, 2000, and the warrants to purchase the remaining 13,000 shares of Common Stock may be exercised until January 18, 2001. Both of such warrants have piggyback registration rights.


         There are also 1,938,109 shares of Common Stock issued and outstanding, the sale of which is restricted under the Securities Act. Of those shares, (i) 178,038 shares may presently be sold under Rule 144 of the Securities Act, (ii) 1,167,175 shares may be sold under Rule 144 after October 20, 1996, subject to Rule 144 restrictions on sales by affiliates, (iii) 500,000 shares may be sold under Rule 144 after January 1, 1997, (iv) 86,667 shares may be sold under Rule 144 after May 25, 1997, and (v) 6,229 shares may be sold at various times during 1997. The holder of the 500,000 of the shares described above also has piggyback registrations rights exercisable after January 1, 1997, and two demand registration rights exercisable after January 1, 1998.


         If all of the above-described shares of restricted stock and stock issuable upon the exercise of warrants and options are sold to the public, the number of publicly-held shares will increase from approximately 3,450,000 to approximately 6,335,000, or approximately 84% within the next five years. The issuance of such additional shares may adversely affect prevailing market prices for the Common Stock and may dilute the interests of existing stockholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, because the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such options and warrants.

         FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

                                 USE OF PROCEEDS


         The Shares were acquired by the Selling Stockholders upon the exercise of warrants to purchase 400,000 shares of Common Stock (the "Vertical Warrants") originally issued to Vertical Financial, Inc. ("Vertical") as partial consideration for consulting services performed and to be performed by Vertical for the Company. Certain of the Vertical Warrants were subsequently sold and assigned to other Selling Stockholders. See "SELLING STOCKHOLDERS."


         Upon exercise of the Vertical Warrants, each Selling Stockholder paid the Company cash in an amount equal to the par value of the shares issuable upon exercise of his Vertical Warrants (the "Warrant Shares") and gave the Company a Promissory Note due on May 10, 1997, in an amount equal to the balance of the exercise price and bearing interest commencing August 10, 1996, at the prime rate (each, a "Promissory Note" and collectively, "Promissory Notes"). The Company received aggregate cash of $4,000 and Promissory Notes having an aggregate principal balance of $1,946,000. Each Warrant Holder is required to prepay his Promissory Note on the earlier of (i) four business days after the sale of such Selling Stockholder's Warrant Shares, or (ii) 60 days after the effective date of the Registration Statement of which this Prospectus is a part. Payment of each Promissory Note is secured by a pledge of one-half of the Warrant Shares owned by such Selling Stockholder. Under each Selling Stockholder's Pledge Agreement with the Company, upon default in the payment of a Selling Stockholder's Promissory Note, the Company may, among other things, sell that Selling Stockholder's pledged Warrant Shares in a public or private sale or take possession of his or its pledged Warrant Shares having a "Value" equal to the amount then owed under the Promissory Note. For this purpose, "Value"is defined as 80% of the Current Market Price (as defined in the Warrants) of the Warrant Shares. In the event that the proceeds of the sale of any pledged Warrant Shares are insufficient to pay the amounts due in full, the Selling Stockholder will remain personally liable for any unpaid balance.

         Each Selling Stockholder entered into an agreement with Israel Securities Center Corp. ("ISCC") pursuant to which he agreed to use ISCC as his broker with respect to any sale of the Warrant Shares until December 31, 1996. See "PLAN OF DISTRIBUTION." ISCC agreed that if any amounts were due and payable under a Selling Stockholder's Promissory Note at the time of the sale of his Warrant Shares, ISCC would pay, on the Selling Stockholders' behalf, the net proceeds of such sale directly to the Company to the extent of the amount due.

         Therefore, although the Company may not directly receive the proceeds of sales of the Shares by the Selling Stockholders, the Selling Stockholders have agreed to apply those proceeds to pay the Selling Stockholders' Promissory Notes to the extent that they are then unpaid. The Company will use the proceeds of the payment of the Promissory Notes for operating capital and general corporate purposes.

                              SELLING STOCKHOLDERS

         The table below sets forth, with respect to each Selling Stockholder, based upon information available to the Company as of the date hereof, the number of shares of Common Stock beneficially owned, the number of Shares to be sold, and the number and percentage of outstanding shares of Common Stock beneficially owned before and after the sale of the Shares offered hereby. None of the Selling Stockholders has been an affiliate of the Company during the preceding three years. An aggregate of 400,000 Shares are being offered for the accounts of the Selling Stockholders. Although there can be no assurance that the Selling Stockholders will sell any or all of the Shares, the following table assumes that each of the Selling Stockholders will sell all Shares offered by this Prospectus.


                               Amount and                                   Shares
                                 Nature                                  Beneficially             Percent of Class(2)
                               Beneficial              Shares to             Owned               Before             After
Name                           Ownership(1)            Be Sold           After Offering          Offering         Offering
- ----                           ------------            -------           --------------          --------         --------
Vertical Financial,              137,500                137,500               -0-                   2.6%              -0-
  Inc. (3)

Robb Matzner                      40,000                 40,000               -0-                   *                 -0-

Floy Shaeffer                     20,000                 20,000               -0-                   *                 -0-

Nathan Low (4)                   322,000 (5)            200,000             122,000                 6.0%              2.3%

Donald Heimstaedt                  2,500                  2,500               -0-                   *                 -0-


- ----------
*    Represents less than 1% of the issued and outstanding shares of Common
     Stock.

(1) Under Securities and Exchange Commission rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and are exercisable within 60 days from the date hereof have been exercised.

(2) Based on a total of 5,288,424 shares of Common Stock issued and outstanding as of July 10, 1996.

(3) Vertical is a consultant of the Company pursuant to a consulting agreement dated June 29, 1994. Vertical has performed and currently performs services for the Company with regard to structuring equipment leases for potential customers, marketing the Company's products and arranging financing for the Company. The consulting agreement expires on June 29, 1997.

(4)  Mr. Low is the Company's financial public relations consultant.

(5) Represents 200,000 shares beneficially owned by Mr. Low, 120,000 shares issuable upon the exercise of stock options currently exercisable by Mr. Low and 2,000 shares issuable upon the exercise of warrants currently exercisable by Mr. Low. Does not include 25,000 shares of Common Stock issuable upon the exercise of warrants that are not currently exercisable.

                              PLAN OF DISTRIBUTION

                  The Selling Stockholders are offering the Shares for their own account and not for the account of the Company. Each Selling Stockholder has delivered to ISCC the certificates representing one-half of his Warrant Shares and has designated ISCC as his broker to hold, transfer or sell such Warrant Shares until December 31, 1996, in accordance with the Selling Stockholder's instructions. ISCC will transmit to the Selling Stockholder (or other person entitled thereto), any and all proceeds received from the sale of such Selling Stockholder's Warrant Shares, by noon of the business day following receipt of such proceeds by ISCC. ISCC will receive a commission equal to six cents per share for each Warrant Share so sold (subject to adjustment for any stock split or recapitalization of the Company). After December 31, 1996, the Selling Stockholders may sell the Shares directly to purchasers or, alternatively, may offer the Shares from time to time through other agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Stockholders. Sales of the Shares may be made in one or more transactions on the PSE, on NASDAQ, in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price. The sale of the Shares is subject to the Prospectus delivery and other requirements of the Act.

       Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

       To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more amendments or supplements to this Prospectus or a new registration statement with respect to the Shares to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus, including the name or names of any additional underwriters, dealers or agents, if any, the purchase price paid by the underwriter for Shares purchased from a Selling Stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

       Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158 is acting as counsel to the Company and will pass upon the legality of the shares of Common Stock offered hereby. SBK Investment Partners, a partnership consisting of certain members of Snow Becker Krauss P.C., owns 20,122 shares of the Company's Common Stock.

                                     EXPERTS

       The financial statements of the Company for the years ended December 31, 1995 and December 31, 1994 have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent public accountants, upon the authority of said firm as an expert in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

       The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are estimated below:


SEC registration fee..................................................$2,483.00
Blue sky fees and expenses............................................$1,000.00
Legal fees and expenses..............................................$15,000.00
Printing and engraving expenses.......................................$1,000.00
Accounting fees.........................................................$500.00
Miscellaneous............................................................$17.00


       Total.........................................................$20,000.00

Item 15. Indemnification of Directors and Officers.

       Except to the extent hereinafter set forth, there is no statute, charter provision, By-law, contract or other arrangement under which any controlling person, Director or officer of Stratasys, Inc., a Delaware corporation (the "Company or the "Registrant"), is insured or indemnified in any manner against liability which he may incur in his capacity as such.

          Article 11 of the Company's Certificate of Incorporation provides for the indemnification of officers and directors to the fullest extent allowed by the DGCL. In addition, ARTICLE VI of the By-laws of the Company states:

       "6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       "The Corporation shall indemnify, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation."

         Under Section 145 of the Delaware General Corporation Law ("DGCL"), directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the Certificate of Incorporation of the Company or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

       The DGCL provides, in part, that no director shall be personally liable to a corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except:

         (i) for breach of the director's duty of loyalty to the corporation or its stockholders;

         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (iii) pursuant to Section 174 of the GCL; or

         (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits


Exhibit No.                 Description
- -----------                 -----------

 3.1      Amended and Restated Certificate of Incorporation of the Company, as amended. (6)

 3.2      By-Laws of the Company. (1)

 4.1      Agent's Warrant issued to R.J. Steichen & Company dated November 12, 1993. (1)

 4.2      Agent's Warrant issued to R.J. Steichen & Company dated December 13, 1993. (1)

 4.3 Form of Common Stock purchase warrants issued by the Company dated as of November 12, 1993 and December 13, 1993. (1)

 4.4      Form of Underwriter's Warrant. (1)

 4.5      Form of Common Stock purchase warrant issued by the Company in its August 1995 private placement (2).

 4.6      Form of 3-year Common Stock purchase warrants issued by the Company in its
          November 1995 offering under Regulation D and Regulation S. (5)

 4.7      Form of Placement Agent's warrant issued by the Company in its November 1995 offering under Regulation D and Regulation S. (5)



Exhibit No.                 Description
- -----------                 -----------


 4.8      Form of warrant issued to Sunrise Securities Corp. by the Company in connection with its November 1995 offering under Regulation D and Regulation S. (5)

 5.1      Opinion of Snow Becker Krauss P.C.

10.1      Non-Competition Agreement between the Company and S. Scott Crump, dated October
          15, 1990. (1)

10.2      Non-Competition Agreement between the Company and S. Lisa Crump, dated October
          15, 1990. (1)

10.3      Employee Confidentiality Agreement between the Company and S. Scott Crump, dated
          October 15, 1990. (1)

10.4      Employee Confidentiality Agreement between the Company and Lisa Crump, dated
          October 15, 1990. (1)

10.5      Stratasys, Inc. Employee Stock Option Plan #1. (1)

10.6      Joint Development Agreement between the Company and 3M Corporation, dated July
          2, 1993. (1)

10.7      Amended and Restated Stratasys, Inc. 1994 Stock Plan. (3)

10.8      Stratasys, Inc. 1994-2 Stock Plan. (3)

10.9      Consulting Agreement with Vertical Financial Inc. dated June 29, 1994. (1)

10.10     Employment Agreement Between the Company and S. Scott Crump, dated September
          1, 1994. (2)

10.11     Consulting Agreement with Arnold Wasserman dated December 15, 1994. (3)

10.12     Asset Purchase Agreement between the Company and IBM dated January 1, 1995. (4)

10.13     Registration Rights Agreement between the Company and IBM dated January 1, 1995.
          (4)

10.14     Equipment Lease Agreement between the Company and IBM dated January 1, 1995. (4)

10.15     Assignment, dated October 23, 1989, from S. Scott Crump to the Company with respect to a patent application for an apparatus and method for creating three-dimensional objects. (7)

                                      -17-



Exhibit No.                 Description
- -----------                 -----------


10.16     Assignment, dated June 5, 1992, from S. Scott Crump to the Company with respect to a patent application for a modeling apparatus for three dimensional objects. (7)

10.17     Assignment, dated June 1, 1994, from S. Scott Crump, James W. Comb, William R.
          Priedemann, Jr., and Robert Zinniel to the Company with respect to a patent application for a process and apparatus of support removal for three-dimensional modeling. (7)

10.18     Warrant Modification and Exercise Agreement, dated as of May 10, 1996, by and among the Company, Vertical Financial Inc., Robb Matzner, Nathan Low, Floy L. Shaeffer,
          Donald Heimstaedt, and Sunrise Securities Corp.

10.19     Amendment to Warrant Modification and Exercise Agreement, dated as of July 10, 1996, by and among the Company, Vertical Financial Inc., Robb Matzner, Nathan Low,
          Floy L. Shaeffer, Donald Heimstaedt, Sunrise Securities Corp., and Israel Securities
          Center Corp. (8)

23.1      Consent of Snow Becker Krauss P.C. (contained in Exhibit 5.1).

23.2      Consent of Rothstein, Kass & Company, P.C. (8)

24.1      Power of Attorney (see Signature Page to this Registration Statement).

- ----------

(1) Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 33-83638-C) filed September 2, 1994.

(2)  Incorporated by reference from the Company's Form 8-K, dated August 24,
     1995.

(3) Incorporated by reference from the Company's Form 10-KSB for the year ended December 31, 1994.

(4) Incorporated by reference from the Company's Form 8-K, Amendment No.2, dated January 1, 1995.

(5) Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 33-99108) filed November 8, 1995.

(6) Incorporated by reference from the Company's Form 10-QSB for the nine months ended September 30, 1995.

(7) Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form SB-2 (File No. 33-99108) filed December 20, 1995.

(8)  Filed with this Amendment.

Item 17. Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (7) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in Eden Prairie, Minnesota, on July 15, 1996.

                                     STRATASYS, INC.


                                     By:   /s/ S. Scott Crump
                                          --------------------------------
                                           S. Scott Crump, President


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated:


/s/ S. Scott Crump               Chairman of the Board of Directors, President,               July 15, 1996
- --------------------------       Chief Executive Officer, Chief Financial Officer
S. Scott Crump                   (Principal Executive Officer and Principal
                                 Accounting and Financial Officer)

/s/ Thomas W. Stenoien           Director of Finance                                          July 15, 1996
- -----------------------
Thomas W. Stenoien

/s/ Ralph E. Crump               Director                                                     July 15, 1996
- ------------------------
Ralph E. Crump

/s/ Clifford H. Schwieter        Director                                                     July 15, 1996
- -------------------------
Clifford H. Schwieter

/s/ Arnold J. Wasserman          Director                                                     July 15, 1996
- -----------------------
Arnold J. Wasserman

/s/ Gregory L. Wilson            Director                                                     July 15, 1996
- ------------------------
Gregory L. Wilson

By: /s/ S. Scott Crump                                                                        July 15, 1996
   --------------------------
   *S. Scott Crump, Attorney-
   in-fact for each of the
   above named persons


                                 EXHIBIT INDEX

Exhibit No.                 Description                                                               Page
- -----------                 -----------                                                               ----
 3.1      Amended and Restated Certificate of Incorporation of the Company, as amended. (6)

 3.2      By-Laws of the Company. (1)

 4.1      Agent's Warrant issued to R.J. Steichen & Company dated November 12, 1993. (1)

 4.2      Agent's Warrant issued to R.J. Steichen & Company dated December 13, 1993. (1)

 4.3 Form of Common Stock purchase warrants issued by the Company dated as of November 12, 1993 and December 13, 1993. (1)

 4.4      Form of Underwriter's Warrant. (1)

 4.5      Form of Common Stock purchase warrant issued by the Company in its August 1995 private placement (2).

 4.6      Form of 3-year Common Stock purchase warrants issued by the Company in its
          November 1995 offering under Regulation D and Regulation S. (5)

 4.7      Form of Placement Agent's warrant issued by the Company in its November 1995 offering under Regulation D and Regulation S. (5)

 4.8      Form of warrant issued to Sunrise Securities Corp. by the Company in connection with its November 1995 offering under Regulation D and Regulation S. (5)

 5.1      Opinion of Snow Becker Krauss P.C.

                                 EXHIBIT INDEX

Exhibit No.                 Description                                                               Page
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
10.1      Non-Competition Agreement between the Company and S. Scott Crump, dated October
          15, 1990. (1)

10.2      Non-Competition Agreement between the Company and S. Lisa Crump, dated October
          15, 1990. (1)

10.3      Employee Confidentiality Agreement between the Company and S. Scott Crump, dated
          October 15, 1990. (1)

10.4      Employee Confidentiality Agreement between the Company and Lisa Crump, dated
          October 15, 1990. (1)

10.5      Stratasys, Inc. Employee Stock Option Plan #1. (1)

10.6      Joint Development Agreement between the Company and 3M Corporation, dated July
          2, 1993. (1)

10.7      Amended and Restated Stratasys, Inc. 1994 Stock Plan. (3)

10.8      Stratasys, Inc. 1994-2 Stock Plan. (3)

10.9      Consulting Agreement with Vertical Financial Inc. dated June 29, 1994. (1)

10.10     Employment Agreement Between the Company and S. Scott Crump, dated September
          1, 1994. (2)

10.11     Consulting Agreement with Arnold Wasserman dated December 15, 1994. (3)

10.12     Asset Purchase Agreement between the Company and IBM dated January 1, 1995. (4)

10.13     Registration Rights Agreement between the Company and IBM dated January 1, 1995. (4)

10.14     Equipment Lease Agreement between the Company and IBM dated January 1, 1995. (4)

10.15     Assignment, dated October 23, 1989, from S. Scott Crump to the Company with respect to a patent application for an apparatus and method for creating three-dimensional objects. (7)

10.16     Assignment, dated June 5, 1992, from S. Scott Crump to the Company with respect to a patent application for a modeling apparatus for three dimensional objects. (7)

10.17     Assignment, dated June 1, 1994, from S. Scott Crump, James W. Comb, William R.
          Priedemann, Jr., and Robert Zinniel to the Company with respect to a patent application for a process and apparatus of support removal for three-dimensional modeling. (7)

10.18     Warrant Modification and Exercise Agreement, dated as of May 10, 1996, by and among the Company, Vertical Financial Inc., Robb Matzner, Nathan Low, Floy L. Shaeffer,
          Donald Heimstaedt, and Sunrise Securities Corp.

10.19 Amendment to Warrant Modification and Exercise Agreement, dated as of July 10, 1996 by and among the Company, Vertical Financial Inc.,
          Robb Matzner, Nathan Low, Floy L. Shaeffer, Donald Heimstaedt,
          Sunrise Securities Corp., and Israel Securities Center Corp. (8)

23.1      Consent of Snow Becker Krauss P.C. (contained in Exhibit 5.1).

23.2      Consent of Rothstein, Kass & Company, P.C. (8)

24.1      Power of Attorney (see Signature Page to this Registration Statement).
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(1)  Incorporated by reference from the Company's Registration Statement on Form
     SB-2 (File No. 33-83638-C) filed September 2, 1994.

(2)  Incorporated by reference from the Company's Form 8-K, dated August 24,
     1995.

(3)  Incorporated by reference from the Company's Form 10-KSB for the year ended
     December 31, 1994.

(4) Incorporated by reference from the Company's Form 8-K, Amendment No.2, dated January 1, 1995.

(5)  Incorporated by reference from the Company's Registration Statement on Form
     SB-2 (File No. 33-99108) filed November 8, 1995.

(6) Incorporated by reference from the Company's Form 10-QSB for the nine months ended September 30, 1995.

(7)  Incorporated by reference from Amendment No. 1 to the Company's
     Registration Statement on Form SB-2 (File No. 33-99108) filed December
     20, 1995.

(8)